                                                               Exhibit (4)-24
                                                 Commmonwealth Edison Company
                                                  Form 10-K   File No. 1-1839
=============================================================================


                                  $500,000,000


                                     364-DAY
                                CREDIT AGREEMENT

                           Dated as of October 8, 1998

                                      Among

                           COMMONWEALTH EDISON COMPANY
                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN
                                    as Banks

                                       and

                                 CITIBANK, N.A.
                             as Administrative Agent

                                       and

                             BANK OF AMERICA NT & SA
                              THE BANK OF NEW YORK
                       THE FIRST NATIONAL BANK OF CHICAGO
                            THE CHASE MANHATTAN BANK
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                  as Co-Agents




=============================================================================

                                TABLE OF CONTENTS

Section                                                                  Page

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.  Certain Defined Terms........................................1
SECTION 1.02.  Computation of Time Periods.................................14
SECTION 1.03.  Computations of Outstandings................................15
SECTION 1.04.  Accounting Terms............................................15

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The A Advances..............................................15
SECTION 2.02.  Making the A Advances.......................................15
SECTION 2.03.  The B Advances..............................................17
SECTION 2.04.  Fees........................................................20
SECTION 2.05.  Reduction of the Commitments................................20
SECTION 2.06.  Repayment of A Advances.....................................21
SECTION 2.07.  Interest on A Advances......................................21
SECTION 2.08.  Additional Interest on Eurodollar Rate Advances.............21
SECTION 2.09.  Interest Rate Determination.................................22
SECTION 2.10.  Voluntary Conversion of A Advances..........................24
SECTION 2.11.  Optional Prepayments of A Advances..........................24
SECTION 2.12.  Mandatory Prepayments.......................................24
SECTION 2.13.  Increased Costs.............................................25
SECTION 2.14.  Illegality..................................................26
SECTION 2.15.  Payments and Computations...................................26
SECTION 2.16.  Taxes.......................................................27
SECTION 2.17.  Sharing of Payments, Etc....................................29
SECTION 2.18.  Extension of Termination Date...............................30
SECTION 2.19.  Increase in Commitments.....................................31

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Closing.............................32
SECTION 3.02.  Conditions Precedent to Each A Borrowing....................34
SECTION 3.03.  Conditions Precedent to Each B Borrowing....................34
SECTION 3.04.  Conditions Precedent to Each Extension of the
               Termination Date............................................35
SECTION 3.05.  Reliance on Certificates....................................36

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties of the Borrower..............36

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants.......................................39
SECTION 5.02.  Negative Covenants..........................................43

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default...........................................46

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

SECTION 7.01.  Authorization and Action....................................48
SECTION 7.02.  Administrative Agent's Reliance, Etc........................48
SECTION 7.03.  Citibank, N.A. and Affiliates...............................49
SECTION 7.04.  Lender Credit Decision......................................49
SECTION 7.05.  Indemnification.............................................49
SECTION 7.06.  Successor Administrative Agent..............................50

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.............................................50
SECTION 8.02.  Notices, Etc................................................51
SECTION 8.03.  No Waiver; Remedies.........................................51
SECTION 8.04.  Costs, Expenses, Taxes and Indemnification..................52
SECTION 8.05.  Right of Set-off............................................53
SECTION 8.06.  Binding Effect..............................................54
SECTION 8.07.  Assignments and Participations..............................54
SECTION 8.08.  Confidentiality.............................................57
SECTION 8.09.  Waiver of Jury Trial........................................58
SECTION 8.10.  Consent.....................................................58
SECTION 8.11.  Governing Law...............................................58
SECTION 8.12.  Relation of the Parties; No Beneficiary.....................58
SECTION 8.13.  Execution in Counterparts...................................58

                                    SCHEDULES
                                    ---------
Schedule I:          Commitment Allocations
Schedule II:         List of Fossil Plants to be Offered for Sale

                                    EXHIBITS
                                    --------

Exhibit 1.01A-1:                 Form of A Note
Exhibit 1.01A-2:                 Form of B Note
Exhibit 2.02(a):                 Form of Notice of A Borrowing
Exhibit 2.03(a)(i):              Form of Notice of B Borrowing
Exhibit 2.10:                    Form of Notice of Conversion
Exhibit 2.18(a):                 Form of Request for Extension of the
                                 Termination Date
Exhibit 3.01(a)(vii)-1:          Form of Opinion of Counsel to the Borrower
Exhibit 3.01(a)(vii)-2:          Form of Opinion of Counsel to the Agent
Exhibit 8.07:                    Form of Lender Assignment

                                     364-DAY
                                CREDIT AGREEMENT

                           Dated as of October 8, 1998


           THIS 364-DAY CREDIT AGREEMENT (this "Agreement") is made by and among:

           (i) COMMONWEALTH EDISON COMPANY, an Illinois corporation (the "Borrower"),

           (ii) the banks (the "Banks") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

           (iii) CITIBANK, N.A., as agent (the "Administrative Agent") for the Lenders hereunder.

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS


           SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                     "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

                     "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type, having the same Interest Period and ratably made or Converted on the same day by each of the Lenders pursuant to Section 2.02 or 2.10, as the case may be. All Advances of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

                     "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit 1.01A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

                     "Advance" means an A Advance or a B Advance.

                     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and any officer who possesses the power described in the next sentence), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

                     "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                               (a)        the rate of interest announced
                     publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

                               (b) 1/2 of one percent per annum above the
                     Federal Funds Rate.

           Each change in the Alternate Base Rate shall take effect concurrently with any change in such base rate or the Federal Funds Rate.

                     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

                     "Applicable Margin" means, on any date, for a Eurodollar Rate Advance or Base Rate Advance, the number of basis points set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, as determined by the respective ratings issued by S&P and Moody's for non-credit-enhanced long-term senior secured debt of the Borrower (the "Reference Ratings") and in effect on such date.

---------------------------------------------------------------------------------------------------------
                             Level 1              Level 2         Level 3        Level 4       Level 5
                             -------              -------         -------        -------       -------
S&P                          A- or better         BBB+            BBB            BBB-          Lower than
                             and                  and             and            and           Level 4 or
Moody's                      A3 or better         Baa1            Baa2           Baa3          unrated
---------------------------------------------------------------------------------------------------------
Basis Points Per Annum
---------------------------------------------------------------------------------------------------------
Eurodollar Rate              22.0                 25.0            30.0           40.0          80.0
Advance
---------------------------------------------------------------------------------------------------------
Base Rate Advance            0                    0               0              0             0
---------------------------------------------------------------------------------------------------------

           Any change in the Reference Ratings shall effect an immediate change in the Applicable Margin.

                     "Applicable Rate" means:

                     (i) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

                     (ii) in the case of each Eurodollar Rate Advance comprising part of the same A Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

                     "Available Commitment" means, for each Lender at any time on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit made or to be made on such day, the application of proceeds therefrom and all prepayments and repayments of Advances made on such day.

                     "Available Commitments" means the aggregate of the Lenders' Available Commitments hereunder.

                     "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

                     "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

                     "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit 1.01A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

                     "B Reduction" has the meaning assigned to that term in
           Section 2.01.

                     "Base Rate Advance" means an A Advance that bears interest as provided in Section 2.07(a).

                     "Borrowing" means an A Borrowing or a B Borrowing. Any A Borrowing consisting of A Advances of a particular Type may be referred to as being an A Borrowing of such "Type".

                     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Chicago, Illinois, and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

                     "Capitalized Lease Obligations" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the capitalized amount determined in accordance with GAAP.

                     "Change of Control" means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 50% of more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) commencing after the date of this Agreement, individuals who as of the date of this Agreement were directors ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the stockholders or the Board of Directors of the Borrower in accordance with the Borrower's Bylaws; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

                     "Closing" means the day upon which each of the applicable conditions precedent enumerated in Section 3.01 shall be fulfilled to the satisfaction of, or waived with the consent of, the Lenders, the Administrative Agent and the Borrower. All transactions contemplated by the Closing shall take place on a Business Day on or prior to October 8, 1998, at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., or such later Business Day as the parties hereto may mutually agree.

                     "Commitment" means, for each Lender, the obligation of such Lender to make Advances to the Borrower in an amount no greater than the amount set forth on Schedule I hereto or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), in each such case as such amount may be reduced from time to time pursuant to

           Section 2.05. "Commitments" means the total of the Lenders' Commitments hereunder. The Commitments shall in no event exceed $500,000,000.

                     "Consolidated Capital" means, with respect to any Person, at any date of determination, the sum of (a) Consolidated Debt of such Person, (b) consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries, (c) consolidated equity of the preference stockholders of such Person and its Consolidated Subsidiaries, (d) consolidated equity of the preferred stockholders of such Person and its Consolidated Subsidiaries, in each case determined at such date in accordance with GAAP and (e) the aggregate principal amount of Subordinated Deferrable Interest Securities of such Person and its Consolidated Subsidiaries.

                     "Consolidated Debt" means, with respect to any Person, at any date of determination, the aggregate Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include (i) Nonrecourse Debt of any Subsidiary of the Borrower, (ii) the aggregate principal amount of Subordinated Deferrable Interest Securities of such Person and its Consolidated Subsidiaries and (iii) the aggregate principal amount of Transitional Funding Instruments of such Person and its Consolidated Subsidiaries.

                     "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with generally accepted accounting principles.

                     "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Advances, as the case may be, pursuant to Section 2.09 or 2.10.

                     "Debt" means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Capitalized Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i) through (iii) above and clause (v) below, (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) in respect of unfunded vested benefits under Plans. In determining Debt for any Person, (A) there shall be included accrued interest on the principal amount thereof to the extent such interest has accrued for more than six months and (B) in the cases of clauses (iv) and (v), such obligation shall be excluded to the extent that the primary obligation has been included under the preceding clauses.

                     "Default Rate" means (i) with respect to the unpaid principal of or interest on any Advance, the greater of (A) 2% per annum above the Applicable Rate in effect from time to time for such Advance and (B) 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances and (ii) with respect to any other unpaid amount hereunder, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

                     "Dollars" and the sign "$" each means lawful money of the United States.

                     "Domestic Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                     "Eligible Assignee" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; and (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (i) have outstanding unsecured long-term indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or
           (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (a), (b), (c) or (d) above, shall, on the date on which it is to become a Lender hereunder, (i) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.16) and
           (ii) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 2.13, and (C) any Person described in clause (a), (b), (c) or (d) above shall, in addition, be reasonably acceptable to the Administrative Agent and the Borrower.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations under Section 414(b) or
           (c) of the Internal Revenue Code of 1986, as amended from time to time.

                     "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC;
           (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) except in connection with the sale of certain fossil-fired generating facilities listed on
           Schedule II hereto, the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate of the Borrower from a Multiple Employer Plan during a plan year for which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA;
           (v) the failure by the Borrower or an ERISA Affiliate of the Borrower to make a payment to a Plan required under Section 302(f)(1) of ERISA, which failure results in the imposition of a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to
           Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

                     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                     "Eurodollar Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                     "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance made as part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same A Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
           Section 2.09.

                     "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.07(b).

                     "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                     "Events of Default" has the meaning assigned to that term in Section 6.01.

                     "Existing Facility" means the Credit Agreement, dated as of October 1, 1991, among the Borrower, the Administrative Agent and certain lenders party thereto, as amended or modified as of the date hereof.

                     "Extension Date" has the meaning assigned to that term in
           Section 2.18(b).

                     "Extension of Credit" means the making of a Borrowing. For purposes of this Agreement, a Conversion shall not constitute an Extension of Credit.

                     "Facility Fee" means a fee which shall be payable on the aggregate amount of the Commitments, irrespective of usage, to the Lenders pro rata on the amounts of their respective Commitments at the rate (expressed in basis points per annum) set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, as determined by the respective ratings issued by S&P and Moody's for non-credit-enhanced long-term senior secured debt of the Borrower.

                                       9

---------------------------------------------------------------------------------------------------------
                             Level 1              Level 2         Level 3        Level 4       Level 5
                             -------              -------         -------        -------       -------
S&P                          A- or better         BBB+            BBB            BBB-          Lower than
                             and                  and             and            and           Level 4 or
Moody's                      A3 or better         Baa1            Baa2           Baa3          unrated
---------------------------------------------------------------------------------------------------------
Basis Points                 8.0                  10.0            12.5           15.0          20.0
---------------------------------------------------------------------------------------------------------

           The Facility Fee will be based upon the level corresponding to the Reference Ratings at the time of determination. Any change in the Reference Ratings shall effect an immediate change in the Facility Fee.

                     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                     "GAAP" means generally accepted accounting principles in effect from time to time, consistent with the principles used in preparing the most recent June 30 financial statements that have been delivered to the Lenders in accordance with Section 5.01(i) (provided that, prior to the first delivery under said Section, such financial statements shall be the financial statements referred to in Section 4.01(g) hereof).

                     "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body.

                     "Hazardous Substance" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

                     "Information Memorandum" means the Confidential Information Memorandum dated August 1998 relating to this Agreement and the Other Credit Agreement delivered (or to be delivered) by Citicorp Securities, Inc. at the direction of the Borrower to the Lenders.

                     "Interest Period" means, for each A Advance made as part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any A Advance into such an A Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period in the case of a Eurodollar Rate Advance, select; provided, however, that:

                               (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                               (ii) Interest Periods commencing on the same date
                     for A Advances comprising part of the same A Borrowing shall be of the same duration; and

                               (iii) whenever the last day of any Interest
                     Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                     "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

                     "Lender Assignment" means an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of
           Exhibit 8.07.

                     "Lien" has the meaning assigned to that term in Section 5.02(a).

                     "Loan Documents" means this Agreement, the Notes, the Fee Letter and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

                     "Majority Lenders" means, on any date of determination, Lenders that, collectively, on such date (i) hold greater than 50% of the then aggregate unpaid principal amount of the A Advances owing to Lenders and (ii) if no A Advances are then outstanding, have Percentages in the aggregate greater than 50%. Any determination of those Lenders constituting the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

                     "Material Adverse Effect" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceedings), a material adverse effect on:

                               (a) the consolidated business, assets, revenues,
                     financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries; or

                               (b) the ability of the Borrower to make any
                     payment when due under this Agreement or to perform any of its other obligations under the Loan Documents.

                     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                     "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                     "Nonrecourse Debt" means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

                     (i) recourse to the named obligor with respect to such Debt (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset; and

                     (ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if:

                               (A)        the extent of the recourse to the
                                          Debtor is limited solely to the amount
                                          of any recoveries made on any such
                                          enforcement; and

                               (B) the Person to which such Debt is owed is not entitled, by virtue of any right or claim arising out of or in connection with such Debt, to commence proceedings for the winding up or dissolution of the Debtor or to appoint or procure the appointment of any receiver, trustee, or similar Person or officer in respect of the Debtor or any of its assets (other than the assets subject to the security interest or lien referred to above); and

                     (iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

                     "Note" means an A Note or a B Note.

                     "Notice of A Borrowing" has the meaning assigned to that term in Section 2.02(a).

                     "Notice of B Borrowing" has the meaning assigned to that term in Section 2.03(a).

                     "Notice of Conversion" has the meaning assigned to that term in Section 2.10.

                     "Other Credit Agreement" means the 5-Year Credit Agreement, dated as of October 8, 1998, among the Borrower, the lenders from time to time parties thereto and Citibank, N.A., as agent for such lenders.

                     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

                     "Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%.

                     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

                     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

                     "Reference Banks" means Citibank, N.A., and any additional or substitute Lenders as may be selected from time to time to act as Reference Banks hereunder by the Administrative Agent, the Majority Lenders and the Borrower.

                     "Register" has the meaning assigned to that term in Section 8.07(c).

                     "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

                     "Senior Financial Officer" means the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Borrower.

                     "Significant Subsidiary" means any direct or indirect Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries; but shall not include any Subsidiary set up for the sole purpose of facilitating the issuance of Transitional Funding Instruments.

                     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and no Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                     "Subordinated Deferrable Interest Securities" means all obligations of the Borrower and its Subsidiaries in respect of "ComEd-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts", as set forth from time to time in the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries delivered pursuant to Section 5.01(i).

                     "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                     "Termination Date" means the earlier to occur of (i) the date 364 days from the date hereof (or such later date as the Lenders may from time to time agree pursuant to Section 2.18(a)) and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.05 or 6.01.

                     "Transitional Funding Instruments" means any instruments, pass-through certificates, notes, debentures, certificates of participation, bonds, certificates of beneficial interest or other evidences of indebtedness or instruments evidencing a beneficial interest which (i) are issued pursuant to a "transitional funding order" (as such term is defined in Section 18-102 of the Illinois Public Utilities Act, as amended) issued by the Illinois Commerce Commission at the request of an electric utility and (ii) are secured by or otherwise payable from non-bypassable cent per kilowatt hour charges authorized pursuant to such order to be applied and invoiced to customers of such utility. The instrument funding charges so applied and invoiced must be deducted and stated separately from the other charges invoiced by such utility against its customers.

                     "Type" has the meaning assigned to that term (i) in the definition of "A Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

                     "Unmatured Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                     "Year 2000 Issues" means, in respect of a person or entity, anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of such person or entity.

                     "Year 2000 Program" means, in respect of a person or entity, a program for remediating on a timely basis any Year 2000 Issues of or relating to such person or entity that if not remediated on a timely basis, could reasonably be expected to result in a Material Adverse Effect on such person or entity.

           SECTION 1.02. Computation of Time Periods. Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

           SECTION 1.03. Computations of Outstandings. Whenever reference is made in this Agreement to the "principal amount outstanding" on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Advances outstanding on such date after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof.

           SECTION 1.04. Accounting Terms. Except as otherwise provided herein, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.


                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

           SECTION 2.01. The A Advances. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Closing until the Termination Date in an aggregate outstanding amount not to exceed at any time such Lender's Available Commitment, provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Percentages (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $10,000,000 (or, if lower, the amount of the Available Commitments) or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Percentages. Within the limits of each Lender's Commitment and as hereinabove and hereinafter provided, the Borrower may request Extensions of Credit hereunder, and repay or prepay Advances pursuant to Section 2.11 and utilize the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

           (b) In no event shall the Borrower be entitled to request or receive any Extensions of Credit that would cause the principal amount outstanding hereunder to exceed the Commitments.

           SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than 12:00 noon (i) on the third Business Day prior to the date of the proposed A Borrowing, in the case of an A Borrowing comprised of Eurodollar Rate Advances, and (ii) on the date of the proposed A Borrowing, in the case of an A Borrowing comprised of Base Rate Advances, in each case by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A

Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, in substantially the form of Exhibit 2.02(a) hereto, specifying therein the requested (A) date of such A Borrowing, (B) Type of A Advances comprising such A Borrowing, (C) aggregate amount of such A Borrowing and (D) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Lender shall, before (x) 12:00 noon on the date of such A Borrowing, in the case of an A Borrowing comprised of Eurodollar Rate Advances, and (y) 1:00 p.m. on the date of such A Borrowing, in the case of an A Borrowing comprised of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will promptly make such funds available to the Borrower at the Administrative Agent's aforesaid address.

           (b) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

           (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's A Advance as part of such A Borrowing, the Administrative Agent may assume that such Lender has made such A Advance available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such A Advance available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

           (d) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

           SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may request B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner, and subject to the terms and conditions, set forth below. The rates of interest offered by the Lenders and accepted by the Borrower for each B Borrowing shall be fixed rates per annum or LIBOR based bids.

                     (i) The Borrower may request a B Borrowing under this
           Section 2.03 by delivering to the Administrative Agent, by telecopier, telex or cable, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit 2.03(a)(i) hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing nor later than the earlier to occur of the then-scheduled Termination Date and the date occurring 180 days following the date of such B Borrowing), the interest payment date or dates relating thereto, the interest rate basis to be used by the Lenders and any other terms to be applicable to such B Borrowing, not later than 3:00 p.m. at least one Business Day prior to the date of the proposed B Borrowing for fixed rate bids and not later than 3:00 p.m. at least four Business Days prior to the date of the proposed B Borrowing for LIBOR based bids. The Administrative Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                     (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 11:00 a.m., on the date of such proposed B Borrowing, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the limitation contained in subsection (d) below, exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 10:30 a.m. on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent before 11:00 a.m. on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                     (iii) The Borrower shall, in turn, before 12:00 noon on the date of such proposed B Borrowing either

                               (x) cancel such B Borrowing by either giving the
                     Administrative Agent notice to that effect or failing to accept one or more offers as provided in clause (y) below, or

                               (y) accept one or more of the offers, in its sole
                     discretion, made by any Lender or Lenders pursuant to paragraph (ii) above, in order of the lowest to the highest rates of interest, with pro rata allocation of any matching rates of interest, by giving written notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above, by giving the Administrative Agent written notice to that effect.

                     (iv) If the Borrower cancels such B Borrowing pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                     (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such acceptance shall be irrevocable and binding on the Borrower and, subject to the satisfaction of the applicable conditions set forth in
           Article III, on such Lender or Lenders. The Borrower shall indemnify each such Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in the notice provided pursuant to paragraph (vii)(A) below, the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

                     (vi) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any B Borrowing in which such Lender is required to participate that such Lender will not make available to the Administrative Agent such Lender's B Advance as part of such B Borrowing, the Administrative Agent may assume that such Lender has made such B Advance available to the Administrative Agent on the date of such B Borrowing in accordance with paragraph (vii) below, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such B Advance available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable to such B Advance and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's B Advance as part of such B Borrowing for purposes of this Agreement.

                     (vii) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph
           (ii) above, have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing of the amount of the B Advance to be made by such Lender as part of such B Borrowing and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 p.m. on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in
           Section 8.02 such Lender's B Advance, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will promptly make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

           (b) Each B Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

           (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (e) below and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

           (d) In no event shall the Borrower be entitled to request or receive any B Advances that would cause the principal amount outstanding hereunder to exceed the Commitments.

           (e) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance.

           (f) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance, provided, however, that upon the occurrence and during the continuance of any Event of Default, each B Advance shall bear interest at the Default Rate.

           (g) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

           SECTION 2.04. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender the Facility Fee from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each December, March, June and September during the term of such Lender's Commitment, commencing December 31, 1998, and on the Termination Date.

           (b) In addition to the fee provided for in subsection (a) above, the Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, such fees as are provided for in the Fee Letter.

           SECTION 2.05. Reduction of the Commitments. (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the A and B Advances then outstanding; and provided, further, that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Any termination or reduction of the Commitments shall be irrevocable, and the Commitments shall not thereafter be reinstated.

           (b) On the Termination Date, and upon the occurrence of a Change of Control, the Commitments of the Lenders shall be reduced to zero.

           SECTION 2.06. Repayment of A Advances. The Borrower shall repay the principal amount of each A Advance made by each Lender in accordance with the A Note to the order of such Lender.

           SECTION 2.07. Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount shall be paid in full, at the Applicable Rate for such A Advance (except as otherwise provided in this Section 2.07), payable as follows:

                     (a) Base Rate Advances. If such A Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or shall otherwise be paid in full; provided that at any time an Event of Default shall have occurred and be continuing, thereafter each Base Rate Advance shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.

                     (b) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such A Advance has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that at any time an Event of Default shall have occurred and be continuing, thereafter each Eurodollar Rate Advance shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.

           SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to Administrative Agent for the account of each Lender any costs actually incurred by such Lender with respect to Eurodollar Rate Advances which are attributable to such Lender's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent. A certificate as to the amount of such additional interest, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

           SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

           (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

           (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, due to the unavailability of funds to such Reference Banks in the relevant financial markets:

                     (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances;

                     (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

                     (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

                     (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance; and

                     (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           (e) If the Borrower shall fail to (i) select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01,
(ii) provide a Notice of Conversion with respect to any Eurodollar Rate Advances on or prior to 12:00 noon on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Eurodollar Rate Advances, or (iii) satisfy the applicable conditions precedent set forth in Section 3.02 with respect to the Conversion to or in respect of any Eurodollar Rate Advances, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances; provided, however, that if, in the case of any failure by the Borrower pursuant to clause (iii) above, the Majority Lenders do not notify the Borrower within 30 days after such Conversion into Base Rate Advances that they have agreed to waive, or have decided not to waive, the applicable conditions precedent set forth in Section 3.02 that the Borrower failed to satisfy, the Majority Lenders shall be deemed to have waived such conditions precedent solely with respect to the Advances so Converted, and the Borrower shall, at any time after such 30-day period, be permitted to Convert such Advances into Eurodollar Rate Advances; and provided further, however, that such deemed waiver shall be of no further force or effect if, at any time after such 30-day period, the Majority Lenders notify the Borrower that they no longer agree to waive such conditions precedent, in which case any such Advances so Converted into Eurodollar Rate Advances shall automatically Convert into Base Rate Advances on the last day of the then existing Interest Period therefor.

           (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the product of (i) $1,000,000 and (ii) the number of Lenders on such date, such A Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed the product of (i) $1,000,000 and (ii) the number of Lenders on such date, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

           (g) Upon the occurrence and during the continuance of any Event of Default, each outstanding Eurodollar Rate Advance shall automatically Convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance.

           SECTION 2.10. Voluntary Conversion of A Advances. Subject to the applicable conditions set forth in Section 3.02, the Borrower may on any Business Day, by delivering a notice of Conversion (a "Notice of Conversion") to the Administrative Agent not later than 12:00 noon (i) on the third Business Day prior to the date of the proposed Conversion, in the case of a Conversion to or in respect of Eurodollar Rate Advances and (ii) on the date of the proposed Conversion, in the case of a Conversion to or in respect of Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.13, Convert all A Advances of one Type comprising the same A Borrowing into Advances of another Type; provided, however, that, in the case of any Conversion of any Eurodollar Rate Advances into Advances of another Type on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b). Each such Notice of Conversion shall be in substantially the form of
Exhibit 2.10 and shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the A Advances to be Converted, (C) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance, and (D) the aggregate amount of A Advances proposed to be Converted.

           SECTION 2.11. Optional Prepayments of A Advances. The Borrower may, upon at least three Business Days notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (or, if lower, the principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof. In the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lender(s) in respect thereof pursuant to Section 8.04(b). Except as provided in this Section 2.11, the Borrower shall have no right to prepay any principal amount of any Advances. The Borrower shall have no right to optionally prepay any principal amount of any B Advances.

           SECTION 2.12. Mandatory Prepayments. (a) On the date of any termination or reduction of the Commitments pursuant to Section 2.05, the Borrower shall pay or prepay for the ratable accounts of the Lenders so much of the principal amount outstanding under this Agreement as shall be necessary in order that the principal amount outstanding (after giving effect to such prepayment) will not exceed the amount of Commitments following such termination or reduction, together with (A) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (B) in the case of prepayments of Eurodollar Rate Advances or B Advances, any amount payable to the Lenders pursuant to Section 8.04(b).

           (b) The Borrower shall pay or prepay for the ratable account of the Lenders the aggregate principal amount outstanding hereunder such that, for a period of at least one day during any 364-day period, the principal amount outstanding hereunder shall be zero.

           (c) All prepayments required to be made pursuant to this Section 2.12 shall be applied by the Administrative Agent as follows:

                     (i) first, to the prepayment of the A Advances (without reference to minimum dollar requirements), applied to outstanding Base Rate Advances up to the full amount thereof before they are applied to the ratable prepayment of Eurodollar Rate Advances; and

                     (ii) second, to the prepayment of the B Advances (without reference to minimum dollar requirements), applied ratably among all the Lenders holding B Advances.

           SECTION 2.13. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

           (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, describing in reasonable detail the manner in which such amounts have been calculated, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination and allocation thereof shall have been made by such Lender in good faith.

           (c) Notwithstanding the provisions of subsection (a) or (b) to the contrary, no Lender shall be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than 180 days prior to the date upon which such

Lender first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent that, any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower).

           SECTION 2.14. Illegality. Notwithstanding any other provision of this Agreement to the contrary, if any Lender (the "Affected Lender") shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Affected Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) all Eurodollar Rate Advances of the Affected Lender shall, on the fifth Business Day following such notice from the Affected Lender, automatically be Converted into a like number of Base Rate Advances, each in the amount of the corresponding Eurodollar Rate Advance of the Affected Lender being so Converted (each such Advance, as so Converted, being an "Affected Lender Advance"), and the obligation of the Affected Lender to make, maintain, or Convert A Advances into Eurodollar Rate Advances shall thereupon be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, or the Affected Lender has been replaced pursuant to Section 8.07(g), and (ii) in the event that, on the last day of each of the then-current Interest Periods for each Eurodollar Rate Advance (each such Advance being an "Unaffected Lender Advance") of each of the other Lenders (each such Lender being an "Unaffected Lender"), the Administrative Agent shall have yet to notify the Borrower and the Lenders that the circumstances causing such suspension of the Affected Lender's obligations as aforesaid no longer exist, or the Affected Lender has not yet been replaced pursuant to Section 8.07(g), such Unaffected Lender Advance shall be Converted by the Borrower in accordance with Section 2.10 into an Advance of another Type (or, in the event that the Borrower shall fail to duly deliver a Notice of Conversion with respect thereto, into a Base Rate Advance), and the obligation of such Unaffected Lender to make, maintain, or Convert A Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall so notify the Borrower and the Lenders, or the Affected Lender shall be so replaced. For purposes of any prepayment under this Agreement, each Affected Lender Advance shall be deemed to continue to be part of the same Borrowing as the Unaffected Lender Advance to which it corresponded at the time of the Conversion of such Affected Lender Advance pursuant to clause (i) above.

           SECTION 2.15. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 p.m. on the day when due in Dollars to the Administrative Agent at its address referred to in
Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.03, 2.08, 2.12(b)(iii), 2.16 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender

Assignment and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

           (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

           (c) All computations of interest based on the Alternate Base Rate and the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.09 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.09, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

           SECTION 2.16. Taxes. (a) Any and all payments by the Borrower hereunder and under the other Loan Documents shall be made, in accordance with
Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"); provided, however, that, notwithstanding the foregoing, Taxes shall not include any taxes otherwise required to be deducted by the Borrower pursuant to this subsection (a) as a result of activities of any Lender or the Administrative Agent in the State of Iowa (other than as a result, or in respect, of this Agreement). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

           (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

           (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Administrative Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower's rights to contest such Taxes or Other Taxes.

           (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

           (e) Each Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Administrative

Agent, such Lender will deliver to the Borrower and the Administrative Agent either (i) a statement that it is organized under the laws of a jurisdiction within the United States or (ii) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended from time to time. Each Lender that delivers to the Borrower and the Administrative Agent the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection
(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

           (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

           (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder and under the Notes.

           SECTION 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.08, 2.13, 2.16 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

           SECTION 2.18. Extension of Termination Date. (a) At least 45 days but not more than 60 days prior to the then-current Termination Date, the Borrower may request that the Lenders, by written notice to the Administrative Agent (in substantially the form attached hereto as Exhibit 2.18(a)), consent to a 364-day extension of the Termination Date. Each Lender shall, in its sole discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination at least 20 days but not more than 30 days prior to the then-current Termination Date. The failure to respond by any Lender within such time period shall be deemed a denial of such request. The Administrative Agent shall deliver a notice to the Borrower and the Lenders at least 15 days prior to the then-current Termination Date of the identity of the Lenders that have consented to such extension and the Lenders that have declined such consent (the "Declining Lenders"). If Lenders holding in the aggregate more than 50% of the Commitments have not consented to the requested extension, the Termination Date shall not be extended, and the Commitments of all Lenders shall terminate on the then-current Termination Date.

           (b) If Lenders holding in the aggregate more than 50% of the Commitments have consented to the requested extension, the Termination Date shall be extended as to such consenting Lenders only (and not as to any Declining Lender) for a period of 364 days from the then-current Termination Date (for purposes of this Section 2.18, the "Extension Date"), and the Commitments of any Declining Lenders shall terminate on the Extension Date (as theretofore in effect) and all Advances of such Declining Lenders shall be repaid to them on such date. If the Borrower so requests, each Lender consenting to such request shall be given the opportunity at least seven days but not more than 15 days prior to the Extension Date, in each Lender's sole discretion, to commit to increase its Commitment by submission of a written notice setting forth the desired increase in such Lender's Commitment to the Administrative Agent in amounts such that the aggregate Commitments hereunder after giving effect to any such extension and increase in the Commitments shall not exceed the aggregate Commitment immediately prior to the Extension Date. If the Administrative Agent receives Commitments to increase the Commitments from the Lenders, which, when aggregated with the existing Commitments, (A) are less than or equal to the Commitments immediately prior to the Extension Date, the Administrative Agent shall accept all such Commitments, (B) are greater than the Commitments on the date hereof, the Administrative Agent may determine, in its reasonable discretion, which Commitments to accept and the amounts by which each submitting Lender's Commitments shall be increased so that the aggregate Commitments after such Extension Date shall equal the aggregate Commitments immediately prior to such Extension Date (any Lender whose commitment to increase its Commitment hereunder is accepted by the Administrative Agent, an "Increasing Commitment Lender"). If Lenders do not consent to increase the aggregate Commitments to an amount equal to the Commitments immediately prior to such Extension Date, the Borrower may, at least two days but not more than seven days prior to such Extension Date, request that the Administrative Agent, in its sole discretion, accept the Commitment or Commitments of an Eligible Assignee or Eligible Assignees such that the aggregate Commitments hereunder after such Extension Date shall not be greater than Commitments hereunder immediately prior to such Extension Date. If the Administrative Agent shall accept the Commitment of any Increasing Commitment Lender or Eligible Assignee, the Commitments of the Declining Lenders shall terminate on such Extension

Date, and any Advances made by such Declining Lenders shall be repaid on such date in accordance with this Agreement.

           (c) Each such accepted Eligible Assignee and each Increasing Commitment Lender shall deliver a signature page hereto indicating that it is bound by the terms hereof and setting forth its aggregate Commitment hereunder. Such new signature page shall constitute a part hereof upon acceptance by the Administrative Agent and, in the case of any signature page submitted by any Increasing Commitment Lender, shall replace such Increasing Commitment Lender's previously delivered signature page. Any such extension shall become effective upon the satisfaction of the conditions set forth in Section 3.04 hereof. Upon satisfaction of such conditions and the effectiveness of such extension, each new Lender and Increasing Commitment Lender shall make A Advances to the Borrower (1) in the case of each new Lender, equal to such Lender's ratable portion of the A Advances outstanding immediately prior to such Extension Date and (2) in the case of each Increasing Commitment Lender, equal to such portion of such Lender's ratable portion of the A Advances (assuming that such Lender's Commitment consists only of the increased portion thereof) outstanding immediately prior to such Extension Date, in each case, without giving effect to any repayment of A Advances to Declining Lenders made on such Extension Date.

           SECTION 2.19. Increase in Commitments. (a) If at any time the Commitments shall be less than $500,000,000, the Borrower may, by written request to the Administrative Agent, request that the Lenders increase the Commitments hereunder in such amount that, when added together with the then-outstanding Commitments, shall not exceed $500,000,000, which amount shall be an integral multiple of $10,000,000; provided that, on and as of the Increase Date (as defined below), (i) if the aggregate commitments under the Other Credit Agreement are less than $500,000,000, then such aggregate commitments shall be increased accordingly to preserve the ratio of the aggregate commitments under the Other Credit Agreement to the sum of (A) the Commitments hereunder plus (B) the aggregate commitments under the Other Credit Agreement, and (ii) no Event of Default or Unmatured Default has occurred and is continuing. Such increase shall be effective as of a date which shall be any Business Day occurring not less than 25 days (unless otherwise agreed to by the Borrower and the Administrative Agent) nor more than 30 days from the date of such written request (such date herein referred to as the "Increase Date"). Upon receipt of written notice of such request from the Administrative Agent, each Lender shall have the opportunity, in its sole discretion, no later than 20 days after the date on which the Borrower's request shall have been received by the Administrative Agent, to commit to increase its Commitment by written notice to the Administrative Agent setting forth the amount by which such Lender proposes to increase its Commitment (each such Lender an "Existing Lender"). To the extent that the aggregate amount of the proposed increases is less than the aggregate amount of the increase requested by the Borrower, the Borrower may either (x) request the Administrative Agent to solicit the Lenders for further increases in their respective Commitments, (y) amend the original request by reducing the amount by which the Commitments are requested to be increased to an amount equal to the aggregate amount of the proposed increases of the Commitments or (z) request that the Administrative Agent, in its reasonable discretion, accept the participation in the proposed increase of one or more additional financial institutions (each an "Additional Lender"), provided that the minimum commitment of each such Additional Lender equals or exceeds $10,000,000. If the Administrative Agent shall accept the proposed increases of the Existing Lenders and the Additional Lenders, the Commitments shall be increased by the aggregate amount of the proposed increases on and as of the Increase Date. The Administrative Agent shall allocate the increased amount pro rata among the Existing Lenders and the Additional Lenders in accordance with their respective Commitments.

           (b) Upon the effectiveness of the increase in Commitments hereunder,
(i) each Existing Lender and each Additional Lender shall deliver a signature page hereto indicating that it is bound by the terms hereof, such new signature page constituting a part hereof and, in the case of any such signature page submitted by any Existing Lender, replacing such Existing Lender's previously delivered signature page, (ii) Schedule I shall be amended by the Borrower and the Administrative Agent to reflect the increase in the Commitment of such Existing Lenders and such Additional Lenders and (iii) such Additional Lenders shall be and become Lenders hereunder for all purposes hereof. In connection with any such increase, the Borrower shall execute and deliver new Notes to reflect such new Commitments, and the Lenders party hereto (including any Additional Lenders) shall effect such purchases and sales among themselves of portions of the outstanding A Advances as shall be necessary to reflect such new Commitments, as specified by the Administrative Agent.


                                   ARTICLE III
                              CONDITIONS OF LENDING

           SECTION 3.01. Conditions Precedent to Closing. The Commitments of the Lenders shall not become effective unless the following conditions precedent shall have been fulfilled on or prior to October 8, 1998 (or such later Business Day as the parties hereto may mutually agree):

                     (a) The Administrative Agent shall have received the following, each dated the date of the Closing, in form and substance satisfactory to the Lenders and (except for the Notes) in sufficient copies for each Lender:

                               (i) this Agreement, duly executed by the
                     Borrower, each Bank and the Administrative Agent;

                               (ii) the A Notes payable to the order of the
                     Lenders, respectively, duly completed and executed by the Borrower;

                               (iii) certified copies of the resolutions of the
                     Board of Directors of the Borrower approving this Agreement, the Notes and the other Loan Documents to which it is, or is to be, a party, and of all documents evidencing other necessary corporate action with respect to this Agreement, the Notes and such Loan Documents;

                               (iv) a certificate of the Secretary or an
                     Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of the officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to which it is, or is to be, a party;

                               (v) copies of the Restated Articles of
                     Incorporation (or comparable charter document) and by-laws of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower;

                               (vi) certified copies of all Governmental
                     Approvals, if any, required in connection with the execution, delivery and performance of this Agreement and the other Loan Documents;

                               (vii) favorable opinions of:

                                          (A) Sidley & Austin, counsel for the
                               Borrower, in substantially the form of Exhibit 3.01(a)(vii)-1 and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

                                          (B) King & Spalding, counsel to the
                               Administrative Agent, in substantially the form of Exhibit 3.01(a)(vii)-2 and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request; and

                               (viii) such other approvals, opinions and
                     documents as any Lender, through the Administrative Agent, may reasonably request.

                     (b) The following statements shall be true and correct and the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the date of the Closing and in sufficient copies for each Lender, stating that:

                               (i) the representations and warranties set forth
                     in Section 4.01 of this Agreement are true and correct on and as of the date of the Closing as though made on and as of such date, and

                               (ii) no event has occurred and is continuing that
                     constitutes an Unmatured Default or an Event of Default.

                     (c) The Borrower shall have paid (i) all fees under or referenced in Section 2.04 hereof, to the extent then due and payable, and (ii) all costs and expenses of the Administrative Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the Closing.

                     (d) The Borrower shall have paid in full all debt outstanding under the Existing Facility, and the commitments of all the lenders thereunder shall have been terminated.

                     (e) The Borrower shall have executed and delivered the Other Credit Agreement and the "Loan Documents" referred to therein, and all conditions precedent set forth in Section 3.01 thereof shall have been satisfied.

           SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the conditions precedent that, on the date of such A Borrowing,

                     (a) the following statements shall be true and correct (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds therefrom shall constitute a representation and warranty by the Borrower that, on the date of such A Borrowing, such statements are true and correct):

                               (i) the representations and warranties contained
                     in Section 4.01 are true and correct in all material respects on and as of the date of such A Borrowing, before and after giving effect to the application of the proceeds therefrom, as though made on and as of such date; and

                               (ii) no event has occurred and is continuing, or
                     would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default; and

                     (b) the Administrative Agent shall have received such other approvals, opinions, or documents as the Administrative Agent, or the Majority Lenders through the Administrative Agent, may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Administrative Agent.

           SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) shall be subject to the conditions precedent that (a) the Administrative Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto; (b) on or before the date of such B Borrowing, but prior to such B Borrowing, the Administrative Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such

B Advance in accordance with Section 2.03; (c) on the date of such B Borrowing the following statements shall be true and correct (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds therefrom shall constitute a representation and warranty by the Borrower that, on the date of such B Borrowing, such statements are true and correct):

                               (i) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                               (ii) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default; and

(d) the Administrative Agent shall have received such other approvals, opinions, or documents as the Administrative Agent, or the Majority Lenders through the Administrative Agent, may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Administrative Agent.

           SECTION 3.04. Conditions Precedent to Each Extension of the Termination Date. In the event that the Borrower shall request an extension of the Termination Date pursuant to Section 2.18, such extension shall take effect only upon the satisfaction of the following conditions precedent, together with such other conditions precedent as the extending Lenders may require in connection with such extension:

                     (a) The Administrative Agent shall have prepared and delivered to the Borrower and each Lender (including each new bank and other financial institution to which a non-extending Lender's Commitment has been assigned pursuant to Section 8.07 hereof) a revised Schedule I which reflects the Commitments, as applicable, of each Lender.

                     (b) The Borrower shall have paid all fees under or referenced in Section 2.04 hereof, to the extent then due and payable.

                     (c) The Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated by Section 2.18 as the Administrative Agent shall reasonably request, including, without limitation, copies of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the extension of the then-current Termination Date.

                     (d) The following statements shall be true on and as of the Extension Date:

                               (i) The representations and warranties contained
                     in Section 4.01 are correct, provided that the representation and warranty contained in Section 4.01(g) shall be true and correct in all material respects with respect to the financial statements most recently delivered to the Banks; and

                               (ii) No event has occurred and is continuing, or
                     would result from such extension of the then-current Termination Date, that constitutes an Event of Default or an Unmatured Default.

           SECTION 3.05. Reliance on Certificates. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

           SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                     (a) The Borrower and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a material adverse affect on the business, financial condition, operations, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole).

                     (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is or will be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene
(i) the Borrower's Restated Articles of Incorporation or by-laws, (ii) law or
(iii) any legal or contractual restriction binding on or affecting the Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien upon or with respect to any of its properties.

                     (c) No Governmental Approval is required in connection with the execution, delivery or performance of any Loan Document, except for the authorization issued by the Federal

Energy Regulatory Commission to the Borrower dated November 18, 1996, which authorization is in full force and effect and not the subject of any pending or threatened appeal, stay or other challenge, but which authorization must timely and appropriately be extended, renewed or replaced (since such authorization, as in effect on the date hereof, allows the Borrower to incur, among other things, short-term debt not exceeding, in the aggregate at any time outstanding, $1,200,000,000 prior to December 31, 1998 and requires that such debt mature on or prior to December 31, 1999. The Borrower will have obtained and made, on or before each date on which this representation shall be made or reaffirmed, all necessary notices to or filings with the Federal Energy Regulatory Commission with respect to the transactions contemplated by this Agreement and the other Loan Documents, and all such notices and filings will have been duly made, and will be in full force and effect.

                     (d) There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to materially adversely affect (i) the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document to which the Borrower is or is to be a party.

                     (e) Since June 30, 1998 or, in connection with any extension of the then-current Termination Date, the June 30 for which financial statements have been delivered to the Lenders the same calendar year as an Extension Date, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or in the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

                     (f) Neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent by the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, under the circumstances in which they were made, not misleading.

                     (g) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at June 30, 1998, and the related consolidated statements of operations of the Borrower and its Consolidated Subsidiaries for the three months, six months and twelve months then ended, copies of each of which have been furnished to each Bank, fairly present (subject to year-end adjustments) the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the consolidated results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such date, all in accordance, in all material respects, with generally accepted accounting principles consistently applied (except for changes in such principles required by generally accepted accounting principles and noted in such financial statements).

                     (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates which would result in a liability of $25,000,000 or more to the Borrower. Since the most recent June 30 for which financial statements have been delivered to the Lenders in accordance with Section 5.01(i) hereof, there has been no material adverse change in the funding status of the Plans and no "prohibited transaction" has occurred with respect thereto which is in either event reasonably expected to result in a liability of $25,000,000 or more to the Borrower. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

                     (i) The Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with generally accepted accounting principles.

                     (j) This Agreement is, and each other Loan Document to which the Borrower will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                     (k) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                     (l) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                     (m) The Borrower is a "holding company" within the meaning of PUHCA, but the Borrower and its Subsidiaries are exempt from the provisions of that Act, except Section 9(a)(2) thereof, by virtue of an order issued by the Securities and Exchange Commission on June 30, 1948. Such exemption is in full force and effect and the Borrower is not aware of any existing or proposed proceedings contemplating the revocation or modification of such exemption.

                     (n) The Borrower has made a reasonable assessment of its Year 2000 Issues and has a realistic and achievable Year 2000 Program. Based on such assessment and on its Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

                     SECTION 5.01. Affirmative Covenants. So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                     (a) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises; provided, however, that neither the Borrower nor any of its Significant Subsidiaries shall be required to preserve and maintain any such right or franchise, and no such Significant Subsidiary shall be required to preserve and maintain its corporate existence, unless the failure to do so would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

                     (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, ERISA, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

                     (c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Significant Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property, except to the extent the Borrower or such Significant Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with generally accepted accounting principles.

                     (d) Payment of Material Obligations. Pay, and cause each Significant Subsidiary to pay, promptly as the same shall become due each material obligation of the Borrower or such Significant Subsidiary, except to the extent that the Borrower or such Significant Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with generally accepted accounting principles.

                     (e) Inspection Rights. At any reasonable time and from time to time upon reasonable notice, permit or arrange for the Administrative Agent, the Lenders and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and, to the extent permitted by applicable law, permit an examination of the properties of, the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers and directors and, following the occurrence and during the continuance of an Event of Default, their respective accountants; provided, however, that, prior to the disclosure of any information or materials of the Borrower or its Subsidiaries relating to wholesale transactions, customers, pricing methods or formulae, transmission and distribution system utilization or pricing, or proprietary methods or processes, the Borrower may require the Lender seeking to inspect the same to enter into a confidentiality and nondisclosure agreement with respect to the use and disclosure of such information or materials in form and substance reasonably satisfactory to the Borrower and such Lender and otherwise containing customary terms.

                     (f) Keeping of Books. Keep, and cause its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and its Subsidiaries and the assets and business of the Borrower and its Subsidiaries, in accordance with generally accepted accounting principles.

                     (g) Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

                     (h) Maintenance of Insurance. Maintain, or cause to be maintained, insurance covering the Borrower and each of its Subsidiaries and their respective properties in effect at all times as may be required by law and such other insurance in such amounts and covering such risks as is usually carried by companies similarly situated.

                     (i)       Reporting Requirements.  Furnish to each Lender:

                               (i) as soon as possible and in any event within five Business Days after the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of a Senior Financial Officer setting forth details of such Unmatured Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

                               (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and statements of income, consolidated operations, consolidated retained earnings and consolidated cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer as having been prepared in accordance (in all material respects) with generally accepted accounting principles together with a certificate of said officer stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto; provided that delivery of a copy of the Borrower's Quarterly Report on Form 10-Q for such quarter shall be deemed to satisfy such financial statement delivery requirements;

                               (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and statements of consolidated operations, consolidated retained earnings and consolidated cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case in reasonable detail and duly certified by a Senior Financial Officer as having been prepared in accordance (in all material respects) with generally accepted accounting principles, together with a certificate of a Senior Financial Officer stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto; provided that delivery of a copy of the Borrower's Annual Report on Form 10-K (containing such statements) or Current Report on Form 8-K (containing such statements) for such year shall be deemed to satisfy such financial statement delivery requirements;

                               (iv) as soon as possible and in any event (A) within 30 days after any ERISA Event described in clause (i) of the definition of ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and (B) within 10 days after any other ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                               (v) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                               (vi) promptly after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $25,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

                               (vii) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of (A) of the type described in Section 4.01(d) or
           (B) for which the Administrative Agent, the Lenders will be entitled to indemnity under Section 8.04(c);

                               (viii) promptly after the sending or filing thereof, copies of all such information statements, financial statements, and reports which the Borrower sends to its public security holders (if any), and copies of all regular, periodic and special reports, and all registration statements and periodic or special reports, if any, which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                               (ix) such information concerning the Borrower's Year 2000 Programs as the Administrative Agent may reasonably request; and

                               (x) promptly after requested, such other information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries (including, but not limited to, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service) as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

                     (j) Use of Proceeds. Use the proceeds of the initial Advances and any other Advances hereunder solely for the Borrower's general corporate purposes.

                     (k)       Debt to Capitalization.   Maintain at all times a
ratio of Consolidated Debt to Consolidated Capital of not more than 65%.

                     (l) Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders through the Administrative Agent may reasonably request to enable the Lenders and the Administrative Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, the Borrower will use all reasonable efforts to duly obtain Governmental Approvals required in connection with the

Loan Documents from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

                     (m) Year 2000. Take all such actions as are reasonably necessary to successfully implement its Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Administrative Agent, the Borrower will provide a description of its Year 2000 Program, together with any updates or progress reports with respect thereto.

           SECTION 5.02. Negative Covenants. So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Borrower will not, without the written consent of the Majority Lenders:

                     (a) Liens, Etc. Create, incur, assume, or suffer to exist, or permit any of its Significant Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character, in each case to secure or provide for the payment of any Debt of any Person (any of the foregoing being referred to herein as a "Lien"), excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

                     (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due or contested in good faith by appropriate proceedings, with adequate reserves set aside for the payment thereof in accordance with generally accepted accounting principles;

                     (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's, warehousemen's and landlord's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith by appropriate proceedings, with adequate reserves set aside for the payment thereof in accordance with generally accepted accounting principles;

                     (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, to secure obligations individually or in the aggregate equal to or less than $25,000,000 referred to in clause (vi) of the definition of Debt, to secure public or statutory obligations of the Borrower or such Significant Subsidiary, or to secure the utility obligations of the Borrower or any such Significant Subsidiary incurred in the ordinary course of business;

                     (iv) (A) purchase money Liens upon or in property now owned or hereafter acquired by the Borrower or any of its Significant Subsidiaries in the ordinary course of business (consistent with present practices) to secure (1) the purchase price of such property or (2) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or (B) Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved and replacements, modifications and proceeds of such property, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                     (v) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that, with respect to any Lien involving an amount of $25,000,000 or more, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies and the applicable insurance company has acknowledged its liability therefor in writing;

                     (vi) Liens arising under the Mortgage dated July 1, 1923, as supplemented and amended by a Supplemental Indenture dated August 1, 1944 and other supplemental indentures, from the Borrower, as mortgagor, to Harris Trust and Savings Bank and D.G. Donovan, as trustees, pursuant to which the Borrower has issued, and may hereafter issue, its mortgage bonds;

                     (vii) Liens, if any, arising in connection with (A) the sale or sale/leaseback of nuclear fuel to the extent permitted in clause (w) of the proviso to Section 5.02(d) hereof, but only to the extent that the Liens so arising are placed upon the nuclear fuel so sold or sold/leased back, or (B) the sale, pledge or other disposition of accounts receivable to the extent permitted by clause
           (y) of the proviso of Section 5.02(d) hereof, but only to the extent that the Liens so arising are placed upon the accounts receivable so sold, pledged or otherwise disposed of;

                     (viii) Liens, if any, arising in connection with Capitalized Lease Obligations, but only on the equipment or property subject to such Capitalized Lease Obligations;

                     (ix) Liens on the capital stock of or any other equity interest in any of the Borrower's Subsidiaries (which are not Significant Subsidiaries) or any such Subsidiary's assets to secure the payment and performance of Debt obligations in connection with any project financing for such Subsidiary (provided that the obligee of such obligations shall have no recourse to the Borrower to satisfy such obligations, other than pursuant to any such Liens on the Borrower's equity interests in such Subsidiary);

                     (x) Liens on the assets and/or rights to receive income of any Person that exist at the time that such Person becomes a Significant Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens; and

                     (xi) other Liens which, taken together with the Liens arising pursuant to the foregoing clauses or individually, do not have a Material Adverse Effect.

                     (b) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended from time to time) (unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency),
(ii) terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Plan of the Borrower or such ERISA Affiliate so as to result in a liability of $25,000,000 or more of the Borrower to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), other than a Reportable Event for which the 30-day notice requirement with respect thereto has been waived by the PBGC or any other event or condition, which presents a material (in the reasonable opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan of the Borrower or such ERISA Affiliate and such a liability to the Borrower.

                     (c) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower, unless (i) such transaction is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm's length basis with a Person which was not an Affiliate of the Borrower or (ii) such transaction is conducted pursuant to the Affiliated Interests Agreement dated as of December 4, 1995 among the Borrower, Unicom Corporation and the other entities named therein, as it may be amended or modified from time to time.

                     (d) Mergers, Etc. Merge or consolidate with or into any Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and whether in a sale/leaseback transaction or otherwise) more than 10% of its assets (whether now owned or hereafter acquired), unless, in the case of a merger, immediately after giving effect thereto, (i) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default, (ii) the Borrower is the surviving corporation, and (iii) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction; provided, however, that so long as no Unmatured Default or Event of Default has occurred and is continuing or would result from such transaction, (w) the Borrower may engage in sale or sale/leaseback transactions with respect to nuclear fuel, (x) the Borrower may sell, pledge or otherwise dispose of its accounts receivable, (y) the Borrower may engage in transactions involving the issuance of Transitional Funding Instruments, and (z) the Borrower may sell its electric generating assets in one or a series of arms-length transactions for not less than the fair market value of such assets.

                     (e) Maintenance of Ownership of Significant Subsidiaries. Sell, assign, transfer, pledge or otherwise dispose of any shares of capital stock of any of its Significant Subsidiaries or any warrants, rights or options to acquire such capital stock, or permit any of its Significant Subsidiaries to issue, sell or otherwise dispose of any shares of such Significant Subsidiary's capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by subsection (d) above.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

           SECTION 6.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing after the applicable grace period and notice requirement (if any):

                     (a) The Borrower shall fail to pay any principal of any Note when the same becomes due and payable; or

                     (b) The Borrower shall fail to pay any interest on any Note or any other amount due under this Agreement for three Business Days after the same becomes due; or

                     (c) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount of $25,000,000 or more in the aggregate (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

                     (d) The Borrower or any of its Subsidiaries shall fail to observe any term or covenant on its part to be performed or observed and the effect of such failure is to accelerate or permit acceleration of any Debt of the Borrower that is outstanding in a principal amount of $25,000,000 or more in the aggregate (but excluding Debt evidenced by the Notes); or

                     (e) Any representation or warranty made by or on behalf of the Borrower in any Loan Document or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                     (f) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 5.01(k) or 5.02 (other than subsection (c) thereof); or

                     (g) The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in
Section 5.01 or in any other Loan Document, and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrower by the Administrative Agent, for a period of 30 days; or

                     (h) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                     (i) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any of its property) shall occur; or the Borrower shall take any corporate or other action to authorize any of the actions set forth above in this subsection (i); or

                     (j) Any Governmental Approval required in connection with the execution, delivery and performance of the Loan Documents shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders and the Administrative Agent; or

                     (k) Any ERISA Event shall have occurred with respect to a Plan which could reasonably be expected to result in a liability of $25,000,000 or more to the Borrower, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, such ERISA Event shall still exist; or

                     (l) An "event of default" (as defined therein) shall occur and be continuing under the Other Credit Agreement;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders or, if no A Advances are then outstanding, Banks having greater than 50% of the Commitments (without giving effect to any B Reduction), by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the

Majority Lenders or, if no A Advances are then outstanding, Lenders having greater than 50% of the Commitments, by notice to the Borrower, declare the Notes (if any), all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make Advances shall automatically be terminated and
(B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

           SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall be deemed to have exercised reasonable care in the administration and enforcement of this Agreement and the other Loan Documents if it undertakes such administration and enforcement in a manner substantially equal to that which the Administrative Agent accords credit facilities similar to the credit facility hereunder for which it is the sole lender.

           SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Loan Document;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 7.03. Citibank, N.A. and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" and "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank, N.A. in its individual capacity. Citibank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries or Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if Citibank, N.A. were not the Administrative Agent and without any duty to account therefor to the Lenders.

           SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to (a) on or before the Termination Date, the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Lenders, ratably according to the respective Percentages of the Lenders), or (b) after the Termination Date, the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective unpaid principal amounts of the Advances made by each Lender), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

           SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Administrative Agent pursuant to this
Section 7.06. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or shall be another commercial bank or trust company reasonably acceptable to the Borrower organized under the laws of the United States or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of any State thereof reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

           SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders (except as provided in Section 2.19), change or extend the Termination Date (except as provided in Section 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes, any Applicable Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Lenders making or maintaining such B Advances, do any of the following: (a) waive, modify or eliminate any of the conditions to any B Advance specified in Section 3.03, (b) reduce the principal of, or interest on, any B Note or other amounts payable in respect thereof, (c) postpone any date fixed for any payment of principal of, or interest on, any B Note or any other amounts payable in respect thereof; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

           SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at One First National Plaza - 37th Floor, 10 South Dearborn Street, Chicago, Illinois 60603 (or P.O. Box 767, Chicago, Illinois 60690-0767, if mailed), Attention: Treasurer (telephone: 312-394-3149; and telecopier:
312-394-3110), with a copy to the same address, attention: Associate General Counsel-Corporate and Commercial (telephone: 312-394-3179; and telecopier:
312-394-3950); if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Two Pennsway, Ste. 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

           SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 8.04. Costs, Expenses, Taxes and Indemnification. (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation (including, without limitation, printing costs), negotiation, execution, delivery, modification and amendment of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to the administration of, and advising the Administrative Agent as to its rights and responsibilities under, this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                     (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or B Advance is made other than on the last day of the Interest Period for such A Advance or other than on the maturity date of such B Advance, as a result of a payment or Conversion pursuant to Section 2.10, 2.11, 2.12 or 2.14 or acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                     (c) The Borrower hereby agrees to indemnify and hold each Lender, the Administrative Agent and their respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person (except for such claims, damages, losses, liabilities, costs and expenses resulting from such Indemnified Person's gross negligence or willful misconduct):

                     (i) by reason of or in connection with the execution, delivery or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Extension of Credit;

                     (ii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any of the Loan Documents; or

                     (iii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (i) at, upon, or under any property of the Borrower or any of its Affiliates or (ii) by or on behalf of the Borrower or any of its Affiliates at any time and in any place.

                     (d)       The Borrower's obligations under this Section
8.04 shall survive the repayment of all amounts owing to the Lenders under the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

           SECTION 8.05. Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent by the Majority Lenders specified by
Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document and any Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under such Loan Document or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                     (b) The Borrower agrees that it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender for the Administrative Agent's or such Lender's, as the case may be, gross negligence or wilful misconduct, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

           SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified in writing by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

           SECTION 8.07. Assignments and Participations. (a) Each Lender may upon the written consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender's then remaining Commitment and $15,000,000 (except in the case of assignments between Lenders at the time already parties hereto), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Promptly following its receipt of such Lender Assignment, Note or Notes and fee, the Administrative Agent shall accept and record such Lender Assignment in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Advances owing to it to any Affiliate of such Lender. No such assignment, other than to an Eligible Assignee, shall release the assigning Lender from its obligations hereunder.

                     (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                     (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                     (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, with the consent of the Borrower (such consent not to be unreasonably withheld), and provided that such Lender Assignment has been completed and is in substantially the form of Exhibit 8.07 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within 10 Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered

Note or Notes, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit 1.01A-1 hereto.

                     (e) Each Lender may sell participations to one or more banks, financial institutions or other entities in all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 8.08, to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                     (g) If any Lender (or any bank, financial institution, or other entity to which such Lender has sold a participation) shall (i) make any demand for payment under Section 2.08, 2.13 or 2.16, (ii) give notice to the Administrative Agent pursuant to Section 2.14, (iii) either
(A) not have outstanding unsecured long-term indebtedness rated at or above "investment grade" by each of Moody's and S&P, or (B) not have outstanding short-term unsecured indebtedness rated at or above A-2 or P-2 by each of Moody's and S&P or (iv) determine not to extend the Termination Date in response to any request by the Borrower pursuant to Section 2.18, then (1) in the case of any demand made under clause (i) above, or the occurrence of the event described in clause (ii) above, within 30 days after any such demand or occurrence (if, but only if, in the case of any demanded payment described in clause (i), such demanded payment has been made by the Borrower), and (2) in the case of the occurrence of the event described in clause (iii) or (iv) above, at any time prior to the then-scheduled Termination Date, the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), and provided that no Event of Default or Unmatured Default shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Lender's Commitment and the Advances owing to it within the period ending on the latest to occur of (x) the last day in the period described in clause (1) or (2) above, as applicable, (y) the last day of the longest of the then current Interest Periods for such Advances, and (z) the latest maturity date of any B Advances owing to such Lender. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (g) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (x) shall agree to such assignment by entering into a Lender Assignment with such Lender and (y) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under the Note made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise.

                     (h) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it (i) with notice to the Borrower and the Agent, to any of its affiliates and (ii) without the consent of the Borrower or the Agent, to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

           SECTION 8.08. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Administrative Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which (i) is publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with current or prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's or assignee's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law, or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii) or (iii) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

           SECTION 8.09. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

           SECTION 8.10. Consent. Unless otherwise specified as being within the sole discretion of the Administrative Agent, the Lenders, the Majority Lenders or the Borrower, whenever the consent or approval of the Administrative Agent, the Lenders, the Majority Lenders or the Borrower, respectively, is required herein, such consent or approval shall not be unreasonably withheld or delayed.

           SECTION 8.11. Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, each Lender, and the Administrative Agent
(i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

           SECTION 8.12. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

           SECTION 8.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          COMMONWEALTH EDISON COMPANY


                                          By /s/ RuthAnn M. Gill
                                            -------------------------
                                              Treasurer


                     SIGNATURE PAGE TO THE CREDIT AGREEMENT

                                          Administrative Agent

                                          CITIBANK, N.A.,
                                          as Administrative Agent and as Bank


                                          By /s/ Anita J. Brickell
                                            ---------------------------------
                                             Managing Director


                                          Co-Agents

                                          BANK OF AMERICA NT & SA


                                          By /s/ Robert M. Eaton
                                            ---------------------------------
                                              Vice President


                                          THE BANK OF NEW YORK


                                          By /s/ Nathan S. Howard
                                            ---------------------------------
                                              Vice President


                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By /s/ Robert Bussa
                                            ---------------------------------
                                              1st Vice President

                     SIGNATURE PAGE TO THE CREDIT AGREEMENT

                                          THE CHASE MANHATTAN BANK


                                          By /s/ Thomas L. Casey
                                            ---------------------------------
                                              Vice President


                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                          By /s/ Kathryn Sayko-Yanes
                                            ---------------------------------
                                              Vice President


                     SIGNATURE PAGE TO THE CREDIT AGREEMENT

                                          Banks
                                          -----

                                          ABN AMRO BANK N.V.


                                          By /s/ Kevin S. McFadden
                                            ---------------------------------
                                              Vice President

                                          By /s/ Robert E. Lee IV
                                            ---------------------------------
                                              Assistant Vice President


                                          BANK OF MONTREAL


                                          By /s/ Howard H. Turner
                                            ---------------------------------
                                              Director


                                          THE NORTHERN TRUST COMPANY


                                          By /s/ Joseph A. Wemhoff
                                            ---------------------------------
                                              Vice President

                     SIGNATURE PAGE TO THE CREDIT AGREEMENT

                           CREDIT SUISSE FIRST BOSTON


                           By /s/ James P. Moran     /s/ Douglas E. Maher
                             --------------------------------------------
                              Director                Vice President

                     SIGNATURE PAGE TO THE CREDIT AGREEMENT

                                   SCHEDULE I

                           COMMONWEALTH EDISON COMPANY

          364-Day Credit Agreement, dated as of October 8, 1998, among Commonwealth Edison Company, the Banks named therein and Citibank, N.A., as
                              Administrative Agent


Name of Bank                Commitment             Domestic Lending Office                    Eurodollar Lending Office
------------                ----------             -----------------------                    -------------------------
Citibank, N.A.              $  62,500,000          Two Pennsway, Ste. 200,                    Same as Domestic Lending Office
                                                   New Castle, Delaware 19720
                                                   Attention: Bank Loan Syndications
Bank of America NT & SA     $  62,500,000          Account Administration # 4976              Same as Domestic Lending Office
                                                   200 West Jackson Boulevard
                                                   Dept. 4976
                                                   Chicago, Illinois 60606
The Bank of New York        $  62,500,000          One Wall Street, 19th Floor                Same as Domestic Lending Office
                                                   New  York, New York 10286
The First National Bank of  $  62,500,000          One First National Plaza, Ste. 0363        Same as Domestic Lending Office
   Chicago                                         Chicago, Illinois 60670
The Chase Manhattan Bank    $  62,500,000          One Chase Manhattan Plaza, 8th Floor       Same as Domestic Lending Office
                                                   New York, New York 10080
Morgan Guaranty Trust       $  62,500,000          60 Wall Street                             Nassau Bahamas Office
   Company                                         New York, New York 10260-0060              c/o  J. P. Morgan Services, Inc.
                                                                                              Euro-Loan Servicing Unit
                                                                                              500 Stanton Christiana Road
                                                                                              Newark, Delaware 19713
ABN AMRO Bank N.V.          $  37,500,000          135 South LaSalle Street, Suite 2805       Same as Domestic Lending Office
                                                   Chicago, Illinois 60603
                                                   Attention: Loan Administration
Bank of Montreal            $  37,500,000          115 South LaSalle, Floor 12W               Same as Domestic Lending Office
                                                   Chicago, Illinois 60603
Credit Suisse First Boston  $  25,000,000          11 Madison Avenue                          Same as Domestic Lending Office
                                                   New York, New York 10010
The Northern Trust          $  25,000,000          50 South LaSalle Street                    Same as Domestic Lending Office
   Company                                         Chicago, Illinois 60675


                                   SCHEDULE II

                       Fossil-Fired Generating Facilities


                        Collins Station, Morris, Illinois
                        Crawford Station, Chicago, Illinois
                        Fisk Station, Chicago, Illinois
                        Joliet Station, Joliet, Illinois
                        Powerton Station, Pekin, Illinois
                        Waukegan Station, Waukegan, Illinois
                        Will County Station, Lockport, Illinois